EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013, relating to the consolidated financial statements of Quest Resource Management Group, LLC appearing in Quest Resource Holding Corporation’s Current Report on Form 8-K/A filed with the SEC on October 1, 2013.

/s/ BDO USA, LLP

Phoenix, Arizona

November 14, 2014